EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE
Contact:    Jennifer Schmidt
Phone:        949.333.1721
Email:        jschmidt@steadfastcmg.com

STEADFAST INCOME REIT ACQUIRES
VANTAGE AT SAN MARCOS APARTMENTS IN SAN MARCOS, TEXAS
Property to be Renamed Springmarc Apartments

IRVINE, Calif., Oct. 24, 2012 – Steadfast Income REIT, Inc. announced today the $21.85 million acquisition of Vantage at San Marcos, a 240-unit garden-style apartment community in the Austin, Texas suburb of San Marcos. The REIT now has invested almost $350 million in 20 apartment communities in nine Midwestern and Southern states.
“We felt this represented a unique opportunity for us to acquire a high-quality asset in a desirable submarket near one of Texas’ largest universities,” said Ella Shaw Neyland, president of Steadfast Income REIT. “Texas State University’s enrollment has grown between three percent and five percent annually over the past several years, and we expect demand for apartment housing to remain strong.”
The property was built by Vantage Communities in 2008 and is being renamed to Springmarc Apartments as part of an agreement with the seller. The 91% occupied property consists of 12 three‐story residential buildings that offer a mix of one-, two- and three-bedroom apartments that have average in-place rents of $919.

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The amenity package at Springmarc offers residents laminate wood floors, washer/dryer connections, well-equipped kitchens and patios or balconies with private storage. Community amenities include a resort-style pool, 24-hour fitness center and a clubhouse with an internet café and an executive business center with both Mac and PC computers.
San Marcos is located at the heart of the advanced technology corridor linking Austin and San Antonio, and is home to Texas State University and its 35,000 students. In addition to education, the local economy is primarily driven by retail with Prime Outlets San Marcos and Tanger Outlet Center helping San Marcos take the third spot as the largest tourist destination in Texas (after the Alamo and NASA).
This is the second Austin-area property for Steadfast. Earlier this year they acquired the 232-unit Montelena Apartments in Round Rock. With today’s acquisition, the REIT has acquired over 4,300 apartment units in Illinois, Indiana, Iowa, Kansas, Kentucky, Missouri, Oklahoma, Ohio and Texas for $346 million.
About Steadfast Income REIT
Steadfast Income REIT is a real estate investment trust that intends to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties. Steadfast Income REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Income REIT, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

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